Exhibit 99.1

Last Updated	1/29/2004

Pinnacle West Capital Corporation

Quarterly Consolidated Statistical Summary
Periods Ended December 31, 2003 and 2002

List of Contents

2003 Fourth-Quarter Summary

2003 Year-to-Date

2002 by Quarter

2001 by Quarter

2000 by Quarter

1999 by Quarter

Quarters may not sum to totals due to rounding.

The definitions of terms used in this statistical summary are contained in the “Glossary of Terms” on the Pinnacle West website at:
http://www.pinnaclewest.com/files/investors/2003Q4QuarStatsGloss.pdf

This statistical data may be graphed in various quarterly or annual comparisons using the “Interactive Charts” tool on the Pinnacle West website at:
http://www.pinnaclewest.com/main/pnw/investors/financials/quarterly/landing.html